                     SEPARATION AGREEMENT AND MUTUAL RELEASE

      THIS SEPARATION AGREEMENT AND MUTUAL RELEASE (the "Agreement") is made and entered into as of the 9th day of April, 1996, by and between KENETECH CORPORATION (the "Company'), a Delaware corporation with its principal place of business at 500 Sansome Street, Suite 300, San Francisco, California 94111, and GERALD R. ALDERSON (the "Employee"), who was previously employed by the Company.

                                    RECITALS

     A. The Employee was employed by the Company, and his employment was subject to the provisions of a written Employment Agreement between the Company and the Employee entered into as of March 1, 1995 as amended by letter dated December 13, 1995 (the "Employment Agreement").

     B. The Employee and the Company wish to terminate the Employment Agreement, and the Employee wishes to resign from this employment with the Company.
     C. The Employee and the Company therefore deem it to be in their mutual interest that Employee terminate his positions with the Company.

     D. The Employee acknowledges that he has received full current salary, vacation pay and benefits payments from the Company up to March 31, 1996, in accordance with the Company's regular payroll practices.

     E. The Employee and the Company desire to compromise, settle and release fully and finally all outstanding matters between them, including all matters relating to the Employee's separation from the Company and the termination of the Employment Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the Company and the Employee agree as follows:

      1. Separation Date. The Company and the Employee agree that the Employee's employment by the Company was terminated effective as of March 31, 1996 (the "Separation Date"). The Employee understands and agrees that, effective as of the Separation Date, he was no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company and he agrees, on or before April 19, 1996, to submit for reimbursement, with appropriate supporting documentation, all outstanding expenses incurred by him prior to such date. The Company shall reimburse the Employee for such prior expenses in accordance with Company policy to the extent that such expenses were reasonably and necessarily incurred by the Employee in connection with the performance of his duties on behalf of the Company.

     2.  Resignation.   The  execution  of  this  Agreement  shall  confirm  the
Employee's resignation as an officer and employee of the Company effective as of the Separation Date.

     3. Terms of Separation. In consideration of the agreements by the Employee provided herein, including without limitation the releases by the Employee in Paragraph 4 below, the Company agrees as follows:

     (a) The Company shall deliver to the Employee, in full satisfaction of any claims by him under the Employment Agreement, including but not limited to any claims for compensation, bonus payments, fringe benefits, disability benefits, ownership rights, severance benefits, change in control benefits and options, the following two promissory notes:

     (i) The first promissory note ("Note A") shall be in the amount of $215,000 and shall be payable in regular semimonthly installments through the Company's regular payroll system during the period ending October 1, 1996. Each installment under Note A shall be equal to the amount payable to the Employee as base salary under the Employment Agreement prior to the Separation Date, provided that the Company shall treat each payment under Note A as employment compensation to the Employee for all purposes and shall deduct and withhold from each such payment any and all Federal, state and local taxes, deductions and withholdings related to employment, taxes or compensation required to be withheld or deducted by the Company under applicable law. Payments under Note A shall be accelerated to the extent that Note B (described below) is prepaid in full due to one or more Asset Sales
          (described below) and there are Asset Sale Proceeds remaining after prepayment in full of Note B with which to prepay Note A. Note A shall not bear interest except that any amounts due and payable thereunder that are not paid by the Company on or before October 1, 1996 shall bear interest at the maximum rate permitted by applicable law.

     (ii) The second promissory note ("Note B") shall be in the amount of $750,000 and shall be provided to the Employee on account of the pain and suffering sustained by the Employee in connection with the termination of his employment by the Company. Note B shall be due and payable in full on October 1, 1996 except that payments shall be accelerated to the extent of any Asset Sale Proceeds (described below). Note B shall not bear interest except that any amounts due and payable that are not paid by the Company on or before October 1, 1996 shall bear interest at the maximum rate permitted by applicable law.

     (iii)In the event that the Company sells or finances any asset or business of the Company (such as, for example, KENETECH Resource Recovery, CNF Constructors, KENETECH Independent Power, or the Company's general partnership interest in the Energy Investors Fund) on or before the date that both Note A and Note B are paid in full and the Company receives proceeds therefrom of more than $500,000 in a single sale or financing ("Asset Sale"), the Company shall prepay Note B and, once Note B has been prepaid in full, Note A as provided above, in an amount equal to two percent (2%) of the gross proceeds of such sale or financing received by the Company ("Asset Sale Proceeds").

     (b) The Employee shall cease participation in all employee benefit plans of the Company effective as of the Separation Date, and the Company thereafter shall not be liable for any payments to or on behalf of the Employee in respect of any Fringe Benefits as set forth in the Employment Agreement, except as follows: For the period ending April 1, 1998, the Employee and his eligible dependents will continue to be eligible to participate in the Company's group life insurance plan, group medical and/or dental insurance plan, accidental death and dismembership plan, and short-term disability plan on the same terms as apply to other regular employees of the Company so long as each such plan remains in effect.

     (c) The Employment Agreement will be deemed terminated effective on the Separation Date, except as otherwise specifically provided in this Agreement.

     (d) Notwithstanding Section 15 of the Employment Agreement, the Company acknowledges that from the date hereof the Employee may engage in any act which is directly competitive with the Company's activities, including its wind generated electricity activities.

4.    Mutual Releases.

     (a) Release by the Employee. Except as to any claims arising out of rights provided under this Agreement, and if all payments hereunder are made when due, in consideration for the agreements contained herein, the Employee hereby irrevocably and unconditionally releases, acquits and forever discharges for himself and his heirs, executors, administrators, agents, successors and assigns, the Company or any related entity and their stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, and subsidiaries, and all persons acting by, through, under or in concert with any of them (collectively, the
          "Company Releasees"), or any of them, from any and all charges, complaints, claims, assertions of claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising directly or indirectly out of the Employee's employment by the
          Company, his separation from employment with the Company, or the termination of the Employment Agreement, which the Employee now has, or ever claimed to have, or could claim against each or any of the Company Releasees, including, without limitation, any of the following: claims under the Employment Agreement, claims for workers' compensation, claims in equity or law for wrongful discharge, and personal injury claims, claims under federal, state or local laws prohibiting discrimination on account of age, national origin, race, sex, disability, religion and other protected classifications, or claims under the Civil Rights Acts of 1866 and 1871, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act of 1990, the Family Medical and Leave Act, or the California Fair Employment and Housing Act (collectively, the "Claims"). The Employee hereby agrees to forego any right to file any charges or complaints with any governmental agencies or any legal action against the Company Releasees under any of the laws referenced in this paragraph or with respect to any of the Claims. Notwithstanding the foregoing, the release by the Employee in this paragraph shall not limit the right of the Employee to seek to enforce the provisions of this Agreement, including without limitation the provisions of Paragraph 8 below.

     (b) Release by the Company. Except as to any claims arising out of rights provided under this Agreement, in consideration for the agreements contained herein, the Company Releasees hereby irrevocably and unconditionally release, acquit and forever discharge for themselves and each of their stockholders, predecessors, successors, assigns, divisions and subsidiaries, the Employee and his heirs, executors, administrators, agents, successors and assigns, and all persons acting by, through, under or in concert with any of them (collectively, the "Employee Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising directly or indirectly out of the Employee's employment by the Company, his separation from employment with the Company, or the termination of the Employment Agreement, which the Company now has, or ever claimed to have or could claim against each or any of the Employee Releasees. The Company hereby agrees to forego any right to file any legal action against the Employee Releasees with respect to any matters covered by the release in this paragraph. Notwithstanding the foregoing, the release by the Company in this paragraph shall not limit the right of the Company to seek to enforce the provisions of this Agreement, including without limitation the provisions of Paragraph 8 below.

     (c) Indemnification and Insurance. To the extent permitted by applicable law, the Company agrees that all rights, if any, to indemnification from the Company existing under the law and under the Company's certificate of incorporation and by-laws as of the Separation Date, in favor of the Employee as a director, officer, employee, or agent of the Company shall survive this Agreement and shall continue in full force and effect with respect to any liability for any acts or omissions by the Employee during the period of his employment by the Company. The Company further agrees that, for so long as it maintains directors' and officers' liability insurance that covers former employees whose employment terminated in April 1996 or earlier, it shall include the Employee among the insured former employees;
          provided, however, that this Agreement shall not be construed or implied as an obligation to continue to maintain directors' and officers' liability insurance for active or former employees for any period of time. The Employee shall hold the Company harmless from any liability arising out of his tax situation and any taxes, penalties, or other assessments that may hereafter be asserted on account of any payments under the Notes.

      5. Waiver of Unknown Claims. The Company and the Employee acknowledge that they are aware that they may hereafter discover claims or facts different from or in addition to those they now know or believe to be true with respect to the matters herein released, and except as to any claims arising out of the rights provided under this Agreement, they agree that the mutual releases set forth above shall be and remain in effect in all respects a complete general release as to the matters released and all claims relative thereto which may exist or may heretofore have existed, notwithstanding any such different or additional facts. The Company and the Employee acknowledge that they have considered the possibility that they may not fully know the number or magnitude of all of the claims which they have or may have against each other and the Releasees of the other party and, except as set forth in this Agreement and Paragraph 8 below, intend to assume the risk that they are releasing unknown claims. The Company and the Employee acknowledge that they have been informed of Section 1542 of the Civil Code of the State of California and, except as set forth in this Agreement and Paragraph 8 below, they do hereby expressly waive and relinquish all rights and benefits which they have or may have under such Section, which reads as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     The Company and the Employee understand and acknowledge the significance and consequences of such specific waiver of Section 1542 and, except as set forth in this Agreement and Paragraph 8 below, hereby assume full responsibility for any injuries, damages or losses that they may incur as the result of such waiver.

     6. Confidentiality and Non-disclosure Agreements.

     (a) The Employee acknowledges that any confidentiality, proprietary or ownership rights or nondisclosure agreement(s) in favor of the Company or the Company Releasees, including but not limited to Paragraphs 11 and 12 of the Employment Agreement and any agreements which he may have entered into in connection with his employment (the "Nondisclosure Agreement(s)") by the Company, are understood to survive, and do survive, the termination of his employment and the termination of the Employment Agreement, and accordingly nothing in this Agreement shall be construed as terminating, limiting or otherwise affecting any such Nondisclosure Agreement(s) (including Paragraphs 11 and 12 of the Employment Agreement) or Employee's obligations thereunder.

     (b) The Employee agrees that, except to the extent compelled by law or legal process or except to the extent he is required to disclose to governmental taxing authorities in connection with any inquiry, audit or assessment relating to the taxation of any payments provided for herein or except in any litigation or arbitration proceeding between the Company and the Employee as provided herein (in which case the Employee will use his best efforts to ensure that such information is maintained as confidential by the persons to whom he is compelled or required to disclose such information), the Employee will not: (i) disclose or communicate confidential information of the Company to any third party (including governmental agencies and employees and former employees of the Company); (ii) make use of confidential information of the Company for his own behalf, or on behalf of any third party; and (iii) facilitate, assist, persuade or attempt to facilitate, assist or persuade any third party to commence or prosecute any legal proceedings against the Company or any Company Releasees. In the event the Employee receives, is notified of, or is served with a subpoena, summons, complaint, order, notice, notice of deposition or any other legal process or request for information (collectively, "Legal Process") in connection with any legal or quasi-legal proceeding, including but not limited to any action at law or equity, arbitration, administrative proceeding or governmental, self-regulating organization or stock exchange investigation (collectively, "Litigation"), relating to the performance of his services as an employee, officer or as a director of the Company, or which, if complied with by the Employee, might compel or lead to the disclosure by the Employee of confidential information of the Company, the Employee shall promptly, but in no event later than 3 business days after receipt (unless 3 business days is not reasonable under the circumstances), provided the Company with a copy of the same, and shall in no event and under no circumstances disclose any such information prior to the last date specified in the Legal Process for making such disclosure. The Company shall, not later than 2 business days prior to the date specified in such Legal Process for compliance, either: (i) notify the Employee in writing that the Company wishes the Employee to contest such Legal Process and agree to pay the Employee the reasonable costs, expenses and attorneys' fees incurred by the Employee in connection with contesting the Legal Process; or (ii) notify the Employee that the Company agrees to pay the Employee the reasonable costs, expenses and attorneys' fees incurred by the Employee in responding to such Legal Process. The Employee agrees to take such lawful action in connection with contesting any such Legal Process as the Company reasonably shall request from time to time. The Employee agrees promptly to notify the Company of any action taken or proposed to be taken from time to time in connection with any Legal Process or Litigation which might lead to the disclosure of the confidential information of the Company, and to make available to the Company any Legal Process or documents related thereto. The Employee further agrees to respond in a timely manner to the Company's reasonable requests for information involving any pending or future Litigation, and to provide complete and truthful testimony in any such Litigation.

      7. Company Property and Information. The Company and the Employee agree that the Employee, as of the date of the execution of this Agreement, has returned to the Company all Company Information (defined below) and related reports, customer lists, trade secrets, notes, maps, files, blueprints, drawings, memoranda, manuals, and records; credit cards; cardkey passes; door and file keys; automobiles; computer access codes, computer discs, magnetic media or business information in any form; software; other business information of the Company Releasees; and all other physical or personal property which the Employee received or prepared or helped prepare in connection with his employment The Employee represents and warrants that he has not retained and will not retain any copies, duplicated, reproductions or excepts thereof in any form. The term "Company Information" as used in this Agreement includes, without limitation, information received from third parties, other confidential business or financial information of the Company and other materials and information described in this Paragraph. The Employee further represents and warrants that he has not, except in the ordinary course of business and in accordance with Company policies and procedures, destroyed or discarded any documents or information.

      8.    Confidentiality of This Agreement.

     (a) The Employee and the Company mutually represent and agree that, except to the extent required by law, they will keep the terms, and the fact, of this Agreement completely confidential and they will not hereafter disclose any information concerning this Agreement to any person; provided, however, that the Employee may disclose the terms, and the fact, of this Agreement to his immediate family and his legal and tax advisors, if such persons agree to keep such information confidential and not disclose it to others, except as provided in Paragraph 6(b) above; provided, however, that the Company may issue a press release announcing the Employee's resignation, and will file with the
          Securities and Exchange Commission a report on Form 10-K or 8-K regarding his resignation.
     (b) The provisions set forth in subparagraph (a) above are material terms of this Agreement, and a breach of any of those provisions shall constitute a material breach of this Agreement.

      9. Consideration. The Company and the Employee mutually acknowledge that neither is required to enter into this Agreement, and the Employee acknowledges that the consideration to be received by him under this Agreement is adequate and that the promises and agreements made by the Company in this Agreement are in consideration of the Employee's agreement to provide the releases set forth in Paragraph 4 above.

     10. Receipt of This Agreement. The Employee acknowledges that he has had twenty-one (21) days to consider the terms of this Agreement.

      11.  Revocability.  This  Agreement is revocable by the Employee for seven
(7) days after it is signed by him. This Agreement shall not be effective or enforceable until the period for revocation has expired and the Employee has delivered to the Company an original executed version of the Waiver of Revocation in the form attached hereto as Exhibit A.

      12. Arbitration. In the event there shall arise any questions or dispute between the Company and the Employee with respect to the provisions of this Agreement or its interpretation, such dispute shall be settled exclusively by arbitration in Reno, Nevada, in accordance with the commercial rules then in effect of the American Arbitration Association. Judgment upon an award rendered by the arbitrators may be entered in any court of competent jurisdiction, including courts in the States of California and Nevada. Any award so rendered shall be final and binding upon the Company and the Employee. All costs and expenses of the arbitrator(s) and any court proceedings, and all costs and expenses of experts, attorneys, witnesses and other persons retained by the prevailing parties shall be borne by the party that does not prevail in such arbitration(s) and court proceedings to the extent that such expenses relate to claims as to which the prevailing party was successful. In the event that injunctive relief shall become necessary under this Agreement, both the Company and the Employee shall have the right to seek provisional remedies prior to an ultimate resolution by arbitration.

      13. Voluntary Agreement. The Employee represents and agrees that he has been advised by the Company of his right to discuss all aspects of this Agreement with his attorneys, that he has availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.

      14. Notices. Any notice given to either party to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of.

      If to the Company:                  KENETECH Corporation
                                    500 Sansome Street, Suite 300
                                    San Francisco, CA  94111
                                    Attn:  General Counsel

      If to the Employee:                 Gerald R. Alderson
                                    745 California Avenue
                                    Reno, Nevada  89509

     15. General Provisions.

     (a) The Employee represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation, inducement agreement or statement not set forth herein made by any of the Company Releasees or by any of the Company Releasees' agents, representatives or attorneys with regard to the subject matter of this Agreement or otherwise.

     (b) The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

     (c) The Company and the Employee mutually agree that neither may assign this Agreement, or any rights or obligations under this Agreement, to any person or entity without the express prior written approval of the other, except that the Employee may assign Note B or his payment rights under Note B without the Company's consent.

     (d) This Agreement sets forth the entire agreement between the Company and the Employee and supersedes any and all prior agreements or understandings between the Company and the Employee pertaining to the subject matter hereof, including the Employment Agreement. This Agreement shall inure to the benefit of and be binding upon the successors in interest and assigns of each party except as otherwise provided herein.

     (e) The effect, intent and construction of this Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of laws rules thereof.

     (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

      IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first set forth above.


KENETECH CORPORATION


By_________________________                         ___________________________
Name: Mark D. Lerdal                                  GERALD R. ALDERSON
Title:   President and Chief Executive Officer






                                    EXHIBIT A

April   , 1996



The Board of Directors
KENETECH Corporation
500 Sansome Street, Suite 300
San Francisco, CA  94111

Attention:   Mark D. Lerdal

Gentlemen:

      On April 9, 1996, I executed a Separation Agreement and Mutual Release (the "Agreement") between KENETECH Corporation ("KENETECH") and me, effective as of March 31, 1996. I acknowledge that I was advised by KENETECH that I had the right to consult with an attorney, and I have availed myself of that right. I also acknowledge that I was advised by KENETECH and my attorney that I had the right to revoke the Agreement at any time during the seven-day period following the date of my execution of the Agreement, which revocation period expired on April , 1996.

      By providing this letter, I represent and warrant to KENETECH that I have not revoked the Agreement within the seven-day revocation period that expired on April , 1996 , and that I will not attempt to revoke the Agreement at any time in the future. I acknowledge that I am providing this letter to induce KENETECH to deliver two promissory notes to me in accordance with the provisions of Paragraph 3(a) of the Agreement. I also acknowledge that I have no basis upon which to claim that the Agreement is invalid for any reason.


                                    Very truly yours,